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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 21, 2000

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant	(Exact Name of Registrant
as Specified in Charter)	as Specified in Charter)
Delaware	Delaware
(State or Other Jurisdiction	(State or Other Jurisdiction
of Incorporation)	of Incorporation)
0-247802	33-73002-1
(Commission File Number)	(Commission File Number)
93-1063818	93-1065479
(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)
6011 Bristol Parkway	6011 Bristol Parkway
Culver City, California 90230	Culver City, California 90230
(Address of Principal Executive	(Address of Principal Executive
Offices, Including Zip Code)	Offices, Including Zip Code)
(310) 342-6300	(310) 342-6300
(Registrant's Telephone Number,	(Registrant's Telephone Number,
Including Area Code)	Including Area Code)

Item 5. Other Events

    On December 21, 2000, Protection One Alarm Monitoring, Inc. ("Protection One") and Westar Industries, Inc. ("Westar") entered into an amendment to Protection One's credit facility with Westar which extended the maturity date of the credit facility to March 2, 2001 and increased the interest rate to reflect current market rates. The terms of the amendment were approved by a special committee of the board of directors of Protection One, Inc.

    Protection One continues to discuss with Westar an extension of the credit facility beyond March 2, 2001. Protection One believes it will be able to meet its liquidity needs for 2001 through additional extensions of the current credit facility, new third party credit facilities or the sale of assets. No assurance can be given as to the terms of any such extension, new credit facilities or sale of assets or that any such transaction will occur at all.

Item 7. Financial Statements and Exhibits

(c) Exhibits
Exhibit 10.1 —	Third Amendment of Credit Agreement dated December 21, 2000, effective January 2, 2001, between Protection One Alarm Monitoring Inc. and Westar Industries, Inc.
Exhibit 99.1 —	Press release dated December 21, 2000 issued by Protection One, Inc.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protection One, Inc.
Date: December 21, 2000	By:	/s/ Anthony D. Somma Anthony D. Somma Chief Financial Officer
Protection One Alarm Monitoring, Inc.
Date: December 21, 2000	By:	/s/ Anthony D. Somma Anthony D. Somma Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Third Amendment of Credit Agreement dated December 21, 2000, effective January 2, 2001, between Protection One Alarm Monitoring Inc. and Westar Industries, Inc.
99.1	Press Release dated December 21, 2000 issued by Protection One, Inc.

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SIGNATURE
EXHIBIT INDEX